UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2026

EATON CORPORATION plc
(Exact name of registrant as specified in its charter)

Ireland	000-54863	98-1059235
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Eaton House, 30 Pembroke Road, Dublin 4, Ireland	D04 Y0C2
(Address of principal executive offices)	(Zip Code)

+353 1637 2900
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares ($0.01 par value)	ETN	New York Stock Exchange
4.450% Senior Notes due 2030	ETN/30	New York Stock Exchange
3.625% Senior Notes due 2035	ETN35	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Financial Officer Appointment

On March 2, 2026, Eaton Corporation plc (the “Company”) announced that David B. Foster has been appointed on February 26, 2026 as Executive Vice President and Chief Financial Officer of Eaton Corporation, effective March 2, 2026 (the “Effective Date”). Mr. Foster will serve as the Company’s principal financial officer.

Mr. Foster, 54, served in various roles of increasing responsibility across the Company’s finance organization from 1993 through his retirement in 2022, including as Senior Vice President, Finance and Planning for the Company’s Industrial Sector (“SVP, Finance and Planning”) from September 2017 through April 2022 and in other leadership roles within Financial Planning & Analysis, Controllership, Corporate Development and Treasury, and Mergers, Acquisitions and Divestitures. Following his retirement, Mr. Foster returned to the Company to again serve as SVP, Finance and Planning from January 2024 through April 2024.  From July 2025 to date, he served as President of David B Foster LLC, a consulting company. In this role, he has provided consulting and advisory services to the Company on various projects related to business performance, financial due diligence, and the proposed spin-off of the Company’s Mobility segment, for which he was or will be paid an approximate amount of $233,600 by the Company from January 1, 2025 through the Effective Date.

In connection with his appointment as Executive Vice President and Chief Financial Officer, and effective as of the Effective Date, Mr. Foster will be entitled to: (i) an annual base salary of $815,000; (ii) a target short-term annual incentive opportunity equal to 100% of his base salary (prorated for the number of months worked during 2026); (iii) an equity grant of $875,000 in the form of stock options with a ten-year term and a strike price equal to the closing price of the Company’s ordinary shares on the date of the grant, which vest in substantially equal annual installments over three years, subject to the executive’s continued employment with the Company (the “Stock Options”); (iv) an equity grant of $875,000 in the form of restricted stock units, which vest in approximately equal installments over three years, subject to continued employment with the Company (the “RSUs”); (v) an equity grant of $1,750,000 in the form of performance share units (at a target award level), which will vest and be paid, if earned, after the end of the three-year performance period ending on December 31, 2028, based on the Company’s total shareholder return as compared against a peer group of companies (prorated for the number of months worked during the performance period), subject to continued employment with the Company (the “PSUs”). The Stock Options, RSUs, and PSUs will be granted pursuant to the terms and conditions of the Company’s equity plan and standard forms of award agreements, with a grant date of April 1, 2026.

In addition, effective as of the Effective Date, the Company entered into its standard forms of Change of Control Agreement and Indemnification Agreement with Mr. Foster, which agreement forms were previously filed with the Securities and Exchange Commission and are incorporated by reference as Exhibits 10(hh) and 10(kk), respectively, to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which was filed on February 26, 2026. The Change of Control Agreement provides that if Mr. Foster incurs a qualifying termination of employment other than for cause, death, disability or for good reason in connection with a change in control, he will be entitled to, among other things, the payment of severance benefits, including a cash payment equal to three times his base salary plus target annual incentive opportunity, prorated target annual incentive opportunity based on the days served during the performance period, and up to three years of continued health and welfare benefits. Mr. Foster will also participate in the same relocation, vacation, health, welfare, and retirement plans and policies as similarly situated executives.

There are no family relationships, as defined in Item 401(d) of Regulation S-K, between Mr. Foster and any of the Company’s directors or executive officers, or persons nominated or chosen to become a director or executive officer of the Company.  There is no arrangement or understanding between Mr. Foster and any other person pursuant to which Mr. Foster was appointed to serve as the Company’s Executive Vice President and Chief Financial Officer.  Other than as described above with respect to consulting services, Mr. Foster does not have any direct or indirect material interest in any transaction or proposed transaction with the Company that is required to be reported under Item 404(a) of Regulation S-K.

As previously disclosed, on November 14, 2025, Olivier Leonetti informed the Company of his intention to leave the Company on April 1, 2026. In connection with Mr. Foster’s appointment as Executive Vice President and Chief Financial Officer, Mr. Leonetti will cease to serve as Executive Vice President and Chief Financial Officer on the Effective Date and will remain with the Company in a senior advisory capacity until March 13, 2026 and depart from the Company at such time.

On March 2, 2026, the Company issued a press release announcing Mr. Foster’s appointment as Executive Vice President and Chief Financial Officer. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
99.1	Press Release of Eaton Corporation plc, dated March 2, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eaton Corporation plc

Date: March 2, 2026	By:	/s/ Lucy Clark Dougherty
Lucy Clark Dougherty
Executive Vice President and Chief Legal Officer